Exhibit 10.1

AGREEMENT OF MERGER

This Agreement of Merger is entered into between Music of Your Life, Inc., a Nevada corporation (herein "Surviving Corporation") and The Marquie Group, Inc., a Utah Corporation (herein "Merging Corporation").

1.	Merging Corporation shall be merged into Surviving Corporation.

2.	Each outstanding share of Merging Corporation shall be converted into 1 share of Surviving Corporation.

3.	The outstanding shares of Surviving Corporation shall remain outstanding and are not affected by the merger.

4.	The total issued and outstanding capital stock of the Merging Corporation is comprised of 40,000,002 shares of common stock. The agreement of Merger was approved by a vote of 100% of all shares of the Merging Corporation’s capital stock entitled to vote, which vote is sufficient for the approval of the agreement of merger.

5.	Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

6.	The effect of the merger and the effective date of the merger are as prescribed by law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, to be effective as of the 13th day of August, 2018.

Music of Your Life, Inc. (a Nevada Corporation)

____________________________

Marc Angell

Chief Executive Officer

The Marquie Group, Inc. (a Utah Corporation)

____________________________

Jacquie Angell

President

CERTIFICATE OF MERGER

OF

THE MARQUIE GROUP, INC.

(A UTAH CORPORATION)

Jacquie Angell, President and Secretary of The Marquie Group, Inc., a Utah corporation (the “Corporation”), hereby certifies that:

1.	She is the President and Secretary of the Corporation.

2.	The Corporation and Music of Your Life, Inc., a Nevada corporation (the “Acquiring Company”) have entered into an Agreement of Merger dated August 13, 2018 (“Merger Agreement”). The Merger Agreement provides for the merger of the Corporation with and into the Acquiring Company.

3.	The Corporation has authorized two classes of capital stock. As of the date the Merger Agreement was approved, there are no shares of preferred stock issued and outstanding, and 40,000,002 shares of common stock issued and outstanding.

4.	The Merger Agreement was approved by holders of 100% of the outstanding voting rights of the Corporation.

5.	The principal terms of the Merger Agreement were approved by the Corporation’s Board of Directors and by the vote of a number of shares of each class of the Corporation’s stock which equaled or exceeded the vote required.

We further declare under penalty of perjury under the laws of the State of Utah that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: August 13, 2018

MUSIC OF YOUR LIFE, INC. (A Nevada Corporation)

____________________________

Marc Angell

Chief Executive Officer

THE MARQUIE GROUP, INC. (a Utah Corporation)

____________________________

Jacquie Angell

President